UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (214) 906-0065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2021, Jerash Holdings (US), Inc. (the “Company”), through its wholly owned subsidiary Jerash Garments and Fashions Manufacturing Co., Ltd. (“Jerash Garments”), entered into a Sale and Purchase Contract (the “Agreement”) with MK Garments MFG Co. Jordan (the “Seller”). Pursuant to the Agreement, the Seller agreed to sell, and Jerash Garments agreed to purchase, 100% of the ownership interests in Mustafa and Kamal Ashraf Trading Company (Jordan) for the Manufacture of Ready-Made Clothes LLC for a consideration of $2.8 million. The Agreement contains customary representations and warranties of Jerash Garments and the Seller, customary conditions to closing, other obligations and rights of the parties, and termination provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On June 29, 2021, the Company issued a press release to announce the entry into the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Sale and Purchase Contract dated June 24, 2021 by and between Jerash Garments and the Seller
99.1	Press Release dated June 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

June 29, 2021	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer

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